Exhibit 99.1
FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces Termination of the Exchange Offer and Consent Solicitations
HOUSTON, May 26, 2020 /PRNewswire/ — Callon Petroleum Company (“Callon” or the “Company”) (NYSE: CPE) today announced that it terminated its previously announced private exchange offer (the “Exchange Offer”) to holders of its outstanding 6.25% Senior Notes due 2023 (the “2023 Notes”), 8.25% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Carrizo Notes”), 6.125% Senior Notes due 2024 (the “2024 Notes”) and 6.375% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Callon Notes” and, together with the Carrizo Notes, the “Old Notes”) to exchange their Old Notes for up to $300,000,000 aggregate principal amount of newly issued 8.00% Second Lien Senior Secured Notes due 2025 (the “New Notes”). All Old Notes previously tendered in the Exchange Offer and not validly withdrawn will be promptly returned to their respective holders. No Old Notes will be accepted for exchange and no New Notes will be issued.
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Callon Petroleum Company
Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration, and development of high-quality assets in the leading oil plays of South and West Texas.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding the Exchange Offer and Consent Solicitations; wells anticipated to be drilled and placed on production; future levels of drilling activity and associated production and cash flow expectations; the Company’s production guidance and capital expenditure forecast; estimated reserve quantities and the present value thereof; anticipated returns and financial position; and the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “may,” “will,” “forecast,” “outlook,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, as of this date, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date of which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil, natural gas and natural gas liquids (“NGLs”) prices or a prolonged period of low oil, natural gas or NGLs prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries, such as Saudi Arabia and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, general economic conditions, including the availability of credit and access to existing lines of credit, the effects of excess supply of oil and natural gas resulting from reduced demand caused by the COVID-19 pandemic and the actions of certain oil and natural gas producing countries, our ability to drill and complete wells, operational, regulatory and environment risks, cost and availability of equipment and labor, our ability to finance our activities, the ultimate timing, outcome and results of integrating the operations of Carrizo and Callon and the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all, and other risks more fully discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.
Contact:
Mark Brewer
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
(281) 589-5200